Exhibit 23.6
[Letterhead of Ryder Scott Company L.P.]
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We hereby consent to the use of our reports relating to the proved oil and gas reserves of American Oil & Gas Inc., to the information derived from such reports and to the reference to this firm as an expert in the Form S-4 registration statement and any amendments thereto filed by the Hess Corporation and in the prospectus to which the registration statement relates.

/s/ Ryder Scott Company L. P.
Ryder Scott Company L. P.
Denver, Colorado
August 23, 2010